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                                                                      EXHIBIT 11


                       UNION PACIFIC RESOURCES GROUP INC.

                       COMPUTATION OF EARNINGS PER SHARE
                             (Shares in Thousands)
                                  (Unaudited)

                                                                                         Nine Months
                                                                                     Ended September 30,
                                                                                  ------------------------
                                                                                     1995          1996
                                                                                   --------      --------
                                                                                  (Pro forma)
                                                                                      (a)
Average number of shares outstanding...............                                 248,896      248,932

Average shares issuable on exercise of stock
  options less shares repurchasable from
  proceeds.........................................                                     778          913
                                                                                    -------      -------

Total average number of common and common
  equivalent shares................................                                 249,674      249,845
                                                                                    =======      =======



Net income (millions) (see Note 2 to the Condensed
  Consolidated Financial Statements)...............                                 $ 177.0      $ 206.5
                                                                                    =======      =======


Earnings per share.................................                                 $  0.71      $  0.83
                                                                                    =======      =======


(a) Pro forma earnings per share is based upon the average number of common shares outstanding from the date of the Company's initial public offering (October 10, 1995) until December 31, 1995.